Supplemental Agreement

Dated 30 April 2007

Haynes International Limited
(as Company)

Burdale Financial Limited
(as Burdale)

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Contents

1	Interpretation	1

2	Amendments to Facility Agreements	1

3	Representations and warranties	2

4	Confirmations	2

5	Fee	2

6	Counterparts	2

7	Law	3

Schedule - Conditions Precedent		4

Signatories		5

Supplemental Agreement

Dated

Between

(1)	Haynes International Limited (Registered in England and Wales No. 01209891) the Company);

(2)	Burdale Financial Limited (registered in England and Wales with number 2656007) (Burdale)

Recitals

A
Pursuant to the terms of a facility agreement dated 2 April 2004 (as supplemented and amended from time to time, the Facility Agreement), between the Company and Burdale, Burdale agreed to make available certain term, revolving credit and receivables finance facilities.

B	The Company and Burdale have agreed to amend the Facility Agreement as set out in, and subject to the terms of, this Supplemental Agreement.

It is agreed

1	Interpretation

Capitalised terms defined in the Facility Agreement have the same meaning when used in this Supplemental Agreement (including the Recitals and the Schedule) unless the context requires otherwise and:

Effective Date means the date on which Burdale confirms to the Company that it has received all of the documents and evidence specified in the Schedule in a form and substance satisfactory to it

2	Amendments to Facility Agreement

2.1	On and from the Effective Date the Facility Agreement shall be amended as follows:

(a)	the definition of Final Repayment Date in Clause 1.1 of the Facility Agreement shall be deleted and replaced with the following:

Final Repayment Date means 2 April 2008

(b)	the definition of Margin in Clause 1.1 of the Facility Agreement shall be amended by deleting the reference to “3% per annum” and replacing it with a reference to “2.25% per annum”;

(c)	in Clause 13.11 of the Facility Agreement, the word “quarterly” shall be deleted and replaced with the words “semi-annual”; and

(d)	in Clause 17.3.2 of the Facility Agreement, the reference to “0.375%” shall be deleted and replaced with a reference to “0.25%”.

2.2
On and from the Effective Date, the Facility Agreement shall have effect as supplemented and amended by Clause 2.1 and all references in the Facility Agreement to “this Agreement” and like terms shall be construed as a reference to the Facility Agreement as supplemented and amended by such Clause or Clauses (as applicable) of this Supplemental Agreement.

3	Representations and warranties

The Company represents and warrants to and for the benefit of Burdale that:

(a)
Power and authority: It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Supplemental Agreement and the transactions contemplated by this Supplemental Agreement.

(b)	Legal Validity: This Supplemental Agreement constitutes its legal, valid and binding obligations which are enforceable in accordance with their terms.

(c)	Non-conflict: The entry into and performance by it of, and the transactions contemplated by, this Supplemental Agreement does not and will not:

(i)	conflict with any law or regulation or any official or judicial order binding on it or any of its assets; or

(ii)	conflict with its constitutional documents; or

(iii)	conflict with any document which is binding on it or any of its assets

(d)
Authorisations: All authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Supplemental Agreement have been obtained or effected (as appropriate) and are in full force and effect.

(e)
Representations in the Facility Agreement: The representations and warranties set out in Clause 12 of the Facility Agreement which are deemed to be repeated on the date of delivery of a Request are true as if made on the date of this Supplemental Agreement in all material respects.

4	Confirmations

4.1
The Borrower confirms that the security interests created by it in favour of Burdale in the Security Documents remain in full force and effect and are a continuing security for its obligations to Burdale as supplemented and amended by this Supplemental Agreement.

4.2	The parties agree that this Supplemental Agreement is a Finance Document.

5	Fee

In consideration of Burdale entering into this Supplemental Agreement at the request of the Company, the Company shall pay to Burdale, on the date of this Supplemental Agreement, a fee of $25,000.

6	Counterparts

This Supplemental Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7	Law

This Supplemental Agreement shall be governed by and construed in accordance with English law.

Signed by the parties

Schedule - Conditions Precedent

The documents and other evidence referred to in the definition of Effective Date are as follows:

1
Certified Copies of the minutes of a meeting of the Company (including the resolutions passed at that meeting) approving and authorising the execution, delivery and performance of this Supplemental Agreement.

2	Satisfactory results to all final company and winding up searches in respect of the Company.

3
A confirmation from Haynes US in relation to the continuation of its obligations under the Parent Guarantee and the Security Interests pursuant to the Share Mortgage and notwithstanding the merger of Haynes US and Haynes Holdings, Inc.

4
Copies of such other deeds, documents, consents or authorities as it requires having regard to the transactions contemplated by this Supplemental Agreement and the reasonable requirements of Burdale to protect its interests as a lender.

Signatories

The Company

Haynes International Limited

By:	/ss/ Phil L. Crawshaw

Burdale

Burdale Financial Limited

By:	/ss/ Kevin McKnight
/ss/ Brian Gitlin